Exhibit 10.1

PURCHASE AGREEMENT

between

NISSAN MOTOR ACCEPTANCE CORPORATION

as Seller,

and

NISSAN AUTO RECEIVABLES CORPORATION II,

as Purchaser

Dated as of April 29, 2020

(NAROT 2020-A Purchase Agreement)

-i-

(NAROT 2020-A Purchase Agreement)

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of April 29, 2020, by and between NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation (the “Seller”), and NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the “Purchaser”).

WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new, near-new and used automobiles and light duty trucks from motor vehicle dealers;

WHEREAS, the Seller is willing to sell a portfolio of receivables arising in connection with such contracts to the Purchaser; and

WHEREAS, the Purchaser desires to purchase such portfolio of receivables.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), by and among Nissan Auto Receivables Corporation II, as seller, Nissan Motor Acceptance Corporation, as servicer, Nissan Auto Receivables 2020-A Owner Trust, as issuer, and U.S. Bank National Association, as indenture trustee.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

2.1    Purchase and Sale of Receivables. On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer, assign and otherwise convey to the Purchaser, without recourse (collectively, the “Purchased Assets”):

(i)    all right, title and interest of the Seller in and to the Receivables listed on the Schedule of Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cut-off Date;

(NAROT 2020-A Purchase Agreement)

(ii)    the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iii)    the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

(iv)    the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

(v)    the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(vi)    the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

(vii)    all proceeds of the foregoing;

provided that the Seller shall not be required to deliver to the Purchaser on the Closing Date monies received in respect of the Receivables after the Cut-off Date and before the Closing Date but shall or shall cause the Servicer to deposit such monies into the Collection Account no later than the Business Day preceding the first Distribution Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

2.2    Receivables Purchase Price. In consideration for the Receivables and the other Purchased Assets, the Purchaser shall, on the Closing Date, pay to the Seller an amount equal to the fair market value of the Purchased Assets, which amount (a) shall be paid to the Seller in cash by federal wire transfer (same day) funds in an amount agreed to by the Seller and the Purchaser and (b) to the extent not paid in cash by the Purchaser, shall constitute a capital contribution by the Purchaser to the Seller.

(NAROT 2020-A Purchase Agreement)

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1    Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the Closing Date:

(a)    Organization, etc. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b)    Due Authorization and No Violation. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or law. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, the governing documents of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

(c)    No Litigation. There are no proceedings or investigations pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and, to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; other than such proceedings that would not have a material adverse effect upon the ability of the Purchaser to perform its obligations under, or the validity and enforceability of, this Agreement.

3.2    Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the Closing Date:

(i)    Organization, etc. The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(ii)    Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary acts. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or law.

(NAROT 2020-A Purchase Agreement)

(iii)    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Seller; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(iv)    No Proceedings. There are no proceedings or investigations pending to which the Seller is a party or of which any property of the Seller is the subject, and, to the Seller’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings that would not have a material adverse effect upon the ability of the Seller to perform its obligations under, or the validity and enforceability of, this Agreement.

(b)    The Seller makes the representations and warranties set forth on Schedule I to the Sale and Servicing Agreement as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the Closing Date (or as of such date expressly set forth therein), but shall survive the sale, transfer and assignment of the Receivables to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement.

(c)    The Seller makes the following representations and warranties regarding the Purchased Assets, which representations and warranties speak as of the Closing Date (or as of such date expressly set forth therein), but shall survive the sale, transfer and assignment of the Purchased Assets to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

(i)    The Receivables and the other Purchased Assets have been validly assigned by the Seller to the Purchaser pursuant to this Agreement.

(ii)    The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cut-off Date (or as of such date expressly set forth therein).

(iii)    No selection procedures believed to be adverse to the Securityholders were used to select the Receivables and other Purchased Assets.

(iv)    Immediately prior to the transfer and assignment herein contemplated, the Purchaser had good and marketable title to the Receivables and other Transferred Assets free and clear of all Liens, and immediately upon the transfer thereof, the Seller, for the benefit of the Noteholders, Certificateholders, shall have good and marketable title to the Transferred Assets, free and clear of all Liens and adverse interests of others.

(NAROT 2020-A Purchase Agreement)

(v)    Other than the security interest granted to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or other Transferred Assets to any other Person. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of the collateral covering the Receivables or other Transferred Assets other than any financing statement relating to the security interest granted to the Purchaser hereunder or a financing statement as to which the security interest covering the Receivables or other Transferred Assets has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

ARTICLE IV

COVENANTS OF THE SELLER

4.1    Protection of Right, Title and Interest.

(a)    The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the Receivables and the other Purchased Assets (other than any such Purchased Assets, to the extent that the interest of the Purchaser therein cannot be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)    The Seller shall notify the Purchaser within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC, and shall promptly file appropriate additional financing statements and amendments to previously filed financing statements or continuation statements.

(c)    The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller’s master computer records that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser.

(d)    If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

(NAROT 2020-A Purchase Agreement)

4.2    Other Liens or Interests. Except for the conveyances and grants of security interests hereunder and contemplated pursuant to this Agreement and the other Basic Documents, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller’s obligations under this Section 4.2 shall terminate upon the termination of the Issuer pursuant to Section 9.01 of the Trust Agreement.

4.3    Repurchase Events and Seller’s Assignment of Repurchased Receivables.

(a)    The Seller or the Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties pursuant to Section 3.2(b) that materially and adversely affects the interests of the Securityholders in any Receivable; provided, that delivery of the Servicer’s Certificate by the Servicer shall be deemed to constitute prompt written notice by the Purchaser of such breach. If the breach materially and adversely affects the interests of the Securityholders in such Receivable, then the Seller or the Purchaser, as the case may be, shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer or the Purchaser, as the case may be, in either case on or before the Distribution Date following the end of the Collection Period which includes the 60th day (or, if the Seller or the Purchaser elects, an earlier date) after the date that the Seller or the Purchaser, as the case may be, became aware or was notified of such breach. Any such breach shall be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full of such Receivable. In consideration of the purchase of the Receivables, the Seller shall remit (or cause to be remitted) the Repurchase Payment to the Purchaser concurrently with the Purchaser’s repurchase of the related Receivable from the Issuer in the manner specified in Section 5.05 of the Sale and Servicing Agreement. Upon payment of such Repurchase Payment by the Seller, the Purchaser shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably requested of it to vest in the Seller or its designee any Receivable and any related Purchased Assets repurchased pursuant hereto. The sole remedy of the Purchaser, the Indenture Trustee (by operation of the assignment of the Purchaser’s rights hereunder pursuant to the Indenture), or any Securityholder with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.2(b), shall be to require the Seller to repurchase Receivables pursuant to this Section.

(b)    With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser (without the need of any further written assignment) shall assign hereby, without recourse, representation or warranty (other than that it has good and marketable title to such Receivables), to the Seller all the Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

(NAROT 2020-A Purchase Agreement)

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1    Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

5.2    Issuer. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables and other Purchased Assets to the Issuer and assign its rights under this Agreement to the Issuer and that the Issuer will assign such rights to the Indenture Trustee for the benefit of the holders of the Notes, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 4.3(a) and the obligations under Section 4.3(b) are intended to benefit the Issuer and the holders of the Notes. The Seller hereby consents to such sales and assignments.

5.3    Amendment. (a) Any term or provision of this Agreement may be amended by the Seller and the Purchaser, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)    the Seller or the Purchaser delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)    the Rating Agency Condition is satisfied with respect to such amendment;

provided, however, that in the event that any Certificates are held by anyone other than the Administrator or any of its Affiliates, this Agreement may only be amended by the Seller and the Purchaser if, in addition, (i) the Holders of the Certificates evidencing a majority of the Certificate Balance consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b)    This Agreement may also be amended by the Seller and the Purchaser for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

(i)    the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; and

(ii)    the Holders of the Certificates evidencing a majority of the Certificate Balance.

It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

(NAROT 2020-A Purchase Agreement)

5.4    Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

5.5    Notices. All demands, notices, communications and instructions upon or to the Seller under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or delivered by telecopier or electronically by email (if an email address is provided), and shall be deemed to have been duly given upon receipt (a) in the case of the Purchaser, to Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer, and (b) in the case of the Seller, to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

5.6    Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will remain in full force and effect until such time as the parties hereto shall agree.

5.7    Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

5.8    Governing Law. This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

5.9    Counterparts and Electronic Signature. This Agreement may be executed in multiple counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility.

5.10    Transfers Intended as Sales; Security Interest.

(a)    Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Purchased Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of the Receivables

(NAROT 2020-A Purchase Agreement)

and related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b)    Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i)    This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)    The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii)    The possession by the Purchaser or its agent of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)    Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

5.11    No Petition. Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(NAROT 2020-A Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto hereby have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION

By:
Name:
Title:

NISSAN AUTO RECEIVABLES CORPORATION II

By:
Name:
Title:

S-1

(NAROT 2020-A Purchase Agreement)

Exhibit A

ASSIGNMENT

April 29, 2020

For value received, in accordance with the Purchase Agreement, dated as of April 29, 2020 (the “Purchase Agreement”), between the undersigned (the “Seller”) and Nissan Auto Receivables Corporation II (the “Purchaser”), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, the following:

(i)    all right, title and interest of the Seller in and to the Receivables listed on the Schedule of Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cut-off Date;

(ii)    the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iii)    the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

(iv)    the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

(v)    the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(vi)    the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

(vii)    all proceeds of the foregoing;

provided that the Seller shall not be required to deliver to the Purchaser on the Closing Date monies received in respect of the Receivables after the Cut-off Date and before the Closing Date but shall or shall cause the Servicer to deposit such monies into the Collection Account no later than the Business Day preceding the first Distribution Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

A-1

(NAROT 2020-A Purchase Agreement)

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION

By:
Name:
Title:

S-1

(NAROT 2020-A Purchase Agreement)